Exhibit 10.7
Guarantee Agreement
Between
Mr. Michael J. Ahearn
a married man dealing with his sole and separate property
(as the “Guarantor”)
and
IKB Deutsche Industriebank AG, Düsseldorf
(as the Agent and a Beneficiary)

Preamble:
First Solar Holdings GmbH, Mainz, Germany, together with First Solar Inc., Phoenix, Arizona, USA and through First Solar Manufacturing GmbH, Frankfurt (Oder), Germany (hereinafter referred to as the “Borrower” or the “Principal Debtor”), intend to construct and operate a production plant in Frankfurt/Oder for the production of solar modules on the basis of cadmium-telluride having a capacity of 100 MWp (hereinafter referred to as the “Project”). First Solar GmbH shall distribute the solar modules.
For this purpose, IKB Deutsche Industriebank AG, is ready to assist the Borrower — if need be, together with other banks – (together with IKB Deutsche Industriebank AG hereinafter referred to as the “Beneficiaries”), in accordance with the facility agreement signed on the date hereof by all parties to this Agreement(hereinafter referred to as “Facility Agreement”) with loans of up to a total of EURO 102,044,000 (hereinafter referred to as the “Loans”) that are divided as follows:
1. Installment loan of EURO 53,044,000 (hereinafter referred to as the “Installment Loan“)
2. Bridge-over loan of EURO 22,000,000
3. Working capital credit line of EURO 27,000,000 (hereinafter referred to as the “Working Capital Loan”)
First Solar GmbH and First Solar Holdings GmbH are jointly and severally liable for the Loans together with the Borrower.
The total financing need of the Project in the amount of EURO 142,524,000 is further covered by equity capital in the amount of EURO 24,193,000 to be contributed by First Solar Holdings GmbH to the Borrower, and by a shareholders’ loan of EURO 20,000,000 to be provided by First Solar Holdings GmbH.
The Federal Republic of Germany, together with the Federal State of Brandenburg, will assume an 80% combined guaranties and sureties undertaking with regard to the Installment Loan and the Working Capital Loan (hereinafter referred to as “Guaranties Undertaking”).
This guarantor is the general manager of the “Borrower”.
1. Guarantee
The Guarantor herewith guarantees and promises to pay an amount up to
EURO 500,000
(in words: Five Hundred Thousand Euro)

for all existing, future, and contingent claims that pertains or will pertain to the Beneficiaries and/or the Agent under the Facility Agreement toward the Principal debtor.
The Guarantor is familiar with the “Facility Agreement”.
2. Recourse to the guarantee, waiver of rights
2.1
If the claims secured by this guarantee become due and neither the Principal Debtor nor First Solar GmbH or First Solar Holdings GmbH satisfies these claims, the Beneficiaries and/or the Agent may approach the Guarantor, who then, upon a demand made by the Beneficiaries and/or the Agent, must effect payment hereunder due to his guarantee as a jointly and severally liable debtor. Neither the Beneficiaries nor the Agent are obliged to first take any judicial actions against the Principal Debtor or to realize any other securities provided to them.
The Agent is entitled to assert the Beneficiaries’ rights resulting from this guarantee on their behalf.
2.2
The Guarantor’s right to discharge any claim by way of setting off shall be excluded.
3. Transfer of securities
Before complete satisfaction of the guaranteed debt, the Guarantor shall have no right to a transfer of securities that have been assigned to the Beneficiaries to secure the guaranteed debt.
If the claims of the Beneficiaries and/or the Agent exceed the amount indicated in article 1 hereof, and any other security provided to the Beneficiaries is transferred to the the Guarantor by operation of law which also serves to secure the part of the Beneficiaries ‘ and/or Agent’s claims against the Principal Debtor which are not guaranteed hereunder, then the Beneficiaries and the Agent are entitled to satisfy their claims by enforcing these securities in priority to the Guarantor.

4. Offsetting collected payments
The Beneficiaries and/or the Agent may apply the proceeds from the realization of any security, provided to them by the Principal Debtor, first to the portion of their claim that exceeds the amount indicated in article 1 hereof. This also applies to any security that the Guarantor has provided as additional security for any claims toward the Principal Debtor, unless these were only intended to support this guarantee. In the same manner, namely by giving priority to the non-guaranteed portion of their claims against the Principal Debtor, the Beneficiaries and/or the Agent may apply all payments received from the Principal Debtor or on his behalf.
5. Liability of several guarantors
If, in addition to the Guarantor, a third party has provided a guaranty guaranteeing the same liability of the Principal Debtor, then each individual guarantor is liable – excluding, in relation to the Beneficiaries and/or the Agent”, a joint and several liability of these guarantors – for the total amount of the guarantee such guarantor assumed, irrespective of any payments effected by another guarantor, until all claims of the Beneficiaries and/or the Agent against the Principal Debtor have been completely satisfied.
The Guarantor shall not be released from his obligations under this guarantee, if the Beneficiaries and/or the Agent release any other guarantor from their liability.
6. Release of securities
The Guarantor shall not be released from his obligation under this guarantee, if the Beneficiaries and/or the Agent cancel or release any other security provided to them for securing the guaranteed debt.
7. Guarantee of the Federal Republic of Germany and the Federal State of Brandenburg
The guarantee provided under this guarantee agreement shall apply in priority to the Guarantee Undertaking. The Guarantor shall have no recourse or compensation claims toward the Federal Republic of Germany or the Federal State of Brandenburg.
The Guarantor may only assert any claims arising due to the guarantee provided hereunder in subordination to any claims arising due to the Guarantee Undertaking.

8. Legal Successors of the “Agent”
The Agent may assign its rights and duties arising from this Agreement to third parties at any time in accordance with the Facility Agreement, after the Agent has resigned from its position of a security agent or after having been dismissed from this position. The Guarantor hereby consents for the respective third party, who assumes the position of a security agent in accordance with the Facility Agreement, to become party to this Agreement as the legal successor of the Agent.
9. Statutes of limitations
The guarantor hereby waives the right to interpose the statute of limitations with respect to this guarantee.
10. Return of the guarantee
The Beneficiaries shall release the Guarantor” from his obligations under this Agreement as soon as the Principal Debtor, First Solar GmbH and First Solar Inc., have duly meet all their obligations assumed in the Agreement Undertaking with regard to the implementation of a insolvency proof and free of cost system for the return, recycling and disposal of solar modules signed by First Solar Inc. and the Agent on the date hereof.
11. Applicable Law, Jurisdiction
This Agreement is governed by the laws of the State of Arizona without regard to its conflicts of law principles. Place of jurisdiction and place of performance shall be Arizona, U.S.A. Each party, and any other party claiming rights hereunder, unconditionally submits itself to the exclusive jurisdiction of any court located in Maricopa County, State of Arizona, U.S.A., for any dispute arising under or related in any fashion to this Agreement. Each such party unconditionally waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding in any such court and waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
IKB Deutsche Industriebank AG as the Agent

By :

Its:

Guarantor:

Michael J. Ahearn, a married man dealing with his sole and separate property